PARTICIPATION AGREEMENT
As a condition to, and in consideration of, your participation in the Federal Agricultural Mortgage Corporation Executive Officer Severance Plan (effective as of June 30, 2012) (the “Plan”), you hereby agree to the following:
1.    Agreement Not to Compete.
In the event of a Qualified Termination of Employment under the Plan, for a period of one year thereafter, you shall not, without the prior written consent of the Company, directly or indirectly, engage in any business or activity, whether as principal, agent, officer, director, partner, employee, independent contractor, consultant, stockholder or otherwise, alone or in association with any other person, firm, corporation or other business organization, that directly or indirectly competes with any of the businesses of the Company in any manner, including without limitation, the acquisition or securitization of agricultural mortgage loans, USDA-guaranteed portions, or rural utilities loans (hereinafter referred to as the “Qualified Loans”); provided, however, that such prohibited activity shall not include the ownership of up to 5% of the common stock in a public company.
2.    Agreement Not to Use Confidential or Proprietary Information.
The Company and you both recognize that you have access to and acquire, and may assist in developing, confidential and proprietary information relating to the business and operations of the Company as a result of your employment or association with the Company. You hereby covenant and agree that you will retain all “Confidential Information” (as defined below) in trust for the sole benefit of the Company and its successors and assigns. You hereby covenant further that, in addition to your fiduciary responsibilities as an officer not to disclose certain information of or relating to the Company, you will not, at any time during or after the term of this Agreement, without the prior written consent of the Company, directly or indirectly communicate or divulge any such Confidential Information to any person, firm, corporation or other business organization, or use any such Confidential Information for your own account or for the account of any other person, except as required in connection with the performance of your services hereunder. The term “Confidential Information” shall mean any trade secret, data or other confidential or proprietary information related to the business and activities of the Company. Notwithstanding the foregoing, Confidential Information shall not include any information that is or becomes a part of the public domain or generally available to the public (unless such availability occurs as a result of any breach by you of this Agreement), or becomes available to you on a non-confidential basis from a source (other than the Company) that is not bound by a confidentiality agreement and does not breach his or her fiduciary responsibilities.
3.    Agreement Not to Solicit.
In the event of a Qualified Termination of Employment, for a period of one year after the termination of your employment, you shall not, directly or indirectly, induce any employee of the

Company who is a “member of management” (as defined below) or is directly involved in the acquisition and securitization (for capital market sale) of the Qualified Loans to engage in any activity in which you are prohibited from engaging in under this Agreement, or to terminate such person’s employment with the Company. You shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment to, lure, entice away or assist others in recruiting or hiring any person who is or was employed by the Company unless such person shall have ceased to be employed by the Company for a period of at least six months and is not subject to any non-compete covenants substantially similar in nature to those contained herein. “Member of management” means the President, any Senior Vice President, Vice President or the Controller of the Company. In addition, in the event of a Qualified Termination of Employment, for a period of one year after the termination of your employment, you shall not induce or attempt to induce any customer, client, supplier, licensee or other business relation of any member of the Company to cease doing business with the Company, or in any way interfere with the relationship between any member of the Company and any customer, client, supplier, licensee or other business relation of any member of the Company.
4.    Agreement Not to Disparage the Company.
In the event of a Qualified Termination of Employment under the Plan, you shall not, directly or indirectly, make any statement (oral or written), or take any other action, which is in any way disparaging to or tends to diminish the reputation of the Company, its directors or employees.
5.    Survival.
This Agreement shall survive the termination of your employment with the Company.
6.    Release.
By signing this Agreement, you acknowledge that in order to receive the Separation Pay under the Plan, you must execute the Release that is attached as Exhibit A hereto and the Release must become effective and irrevocable.
7.    Miscellaneous.
(a)    Governing Law. The Plan shall be construed under the laws of the District of Columbia, to the extent not preempted by federal law.
(b)    Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective, successors, heirs, personal representatives and assigns. This subsection is not to be construed to permit you to assign your obligation to perform the duties of your employment hereunder. This subsection permits the Company the right to assign this Agreement to a successor entity.

(c)    Severability. If any term, condition, or provision of this Agreement or the application thereof to any party or circumstances will, at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby, and each term, condition and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

ACCEPTED AND AGREED TO:

Name: _____________________________________    Dated:    ___________

Exhibit A
This General Release of all Claims (this “Agreement”) is entered into by [EXECUTIVE NAME] (the “Executive”) and the Federal Agricultural Mortgage Corporation, a federally-chartered instrumentality of the United States (the “Company”), effective as of [DATE].
In consideration of the benefits provided under the Company’s Executive Officer Severance Plan (the “Plan”), the Executive and the Company agree as follows:
1)    Return of Property. All Company files, access keys, desk keys, ID badges, computers, electronic devices, telephones and credit cards, and such other property of the Company as the Company may reasonably request, in the Executive’s possession must be returned no later than the date of the Executive’s termination from the Company.
2)    General Release and Waiver of Claims.
(a)    Release. In consideration of the payments and benefits provided to the Executive under the Plan and after the opportunity to consult with counsel, the Executive and each of the Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out of (i) the Executive’s employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the Executive does not release, discharge or waive any rights to payments and benefits provided under the Plan that are contingent upon the execution by the Executive of this Agreement.
(b)    Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Plan, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the

Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; and (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement. The Executive also understands that he has seven (7) days following the date on which he signs this Agreement within which to revoke the release contained in this paragraph, by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph.
(c)    No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement.
3)    Proceedings. The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination of his employment, other than with respect to the obligations of the Company to the Executive under the Plan (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.
4)    Remedies. In the event the Executive initiates or voluntarily participates in any Proceeding, or if he fails to abide by any of the terms of this Agreement or his post‑termination obligations contained in the Plan, or if he revokes the ADEA release contained in Paragraph 2(b) of this Agreement within the seven‑day period provided under Paragraph 2(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the Plan or terminate any benefits or payments that are subsequently due under the Plan, without waiving the release granted herein. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post‑termination obligations under the Plan or his obligations under Paragraphs 2 and 3 of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from breaching his post-termination obligations under the Plan or his obligations under Paragraphs 2 and 3 of this Agreement. Such injunctive relief in any court shall be available to the Company, in lieu of, or prior to or pending determination in, any arbitration proceeding. The Executive understands that by entering into this Agreement he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.
5)    Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.
6)    No Admission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company.
7)    Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the District of Columbia applicable to contracts executed in and to be performed in that State.
8)    Notices. All notices or communications hereunder shall be in writing, addressed as follows:
To the Company: General Counsel, Federal Agricultural Mortgage Corporation, 1999 K Street, N.W., 4th Floor, Washington, DC 20006.
To the Executive:
All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon receipt by the sender of such transmission.
THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:______________________________
THE EXECUTIVE
_________________________________
Name:_____________________
Address:___________________